                                                                    EXHIBIT 3(i)

                                    DELAWARE
                             ---------------------
                                The First State


         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "ISOLAGEN, INC." AS RECEIVED AND FILED IN THIS OFFICE.

         THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

         CERTIFICATE OF INCORPORATION, FILED THE TWENTY-EIGHTH DAY OF SEPTEMBER, A.D. 1992, AT 10 O'CLOCK A.M.

         CERTIFICATE OF MERGER, FILED THE SECOND DAY OF OCTOBER, A.D. 1992, AT 9 O'CLOCK A.M.

         CERTIFICATE OF RENEWAL, FILED THE TWENTY-EIGHTH DAY OF DECEMBER, A.D. 2000, AT 4 O'CLOCK P.M.

         CERTIFICATE OF RENEWAL, FILED THE FIFTH DAY OF JULY, A.D. 2001, AT 9 O'CLOCK A.M.

         CERTIFICATE OF AMENDMENT, FILED THE FIFTH DAY OF JULY, A.D. 2001, AT 9:01 O'CLOCK A.M.

         CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "AMERICAN FINANCIAL HOLDING, INC." TO "ISOLAGEN, INC.", FILED THE THIRTEENTH DAY OF NOVEMBER, A.D. 2001, AT 6:33 O'CLOCK P.M.

         CERTIFICATE OF DESIGNATION, FILED THE NINETEENTH DAY OF APRIL, A.D. 2002, AT 10:30 O'CLOCK A.M.




                                       /s/ Harriet Smith Windsor
                                       -----------------------------------------
                       [SEAL]          Harriet Smith Windsor, Secretary of State


2310946  8100H                         AUTHENTICATION: 2629561

030588139                                        DATE: 09-12-03

                                    DELAWARE
                             ---------------------
                                The First State


         CERTIFICATE OF DESIGNATION, FILED THE EIGHTH DAY OF MAY, A.D. 2003, AT 2:19 O'CLOCK P.M.

         CERTIFICATE OF AMENDMENT, FILED THE ELEVENTH DAY OF AUGUST, A.D. 2003, AT 5:15 O'CLOCK P.M.

         AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.




                                       /s/ Harriet Smith Windsor
                                       -----------------------------------------
                       [SEAL]          Harriet Smith Windsor, Secretary of State


2310946  8100H                         AUTHENTICATION: 2629561

030588139                                        DATE: 09-12-03

                                                       STATE OF DELAWARE
                                                       SECRETARY OF STATE
                                                    DIVISION OF CORPORATIONS
                                                    FILED 10:00 AM 09/28/2002
                                                        922726166 2010946



                          CERTIFICATE OF INCORPORATION
                                       OF
                        AMERICAN FINANCIAL HOLDING, INC.

                                   Article I
                                      Name

         The name of the corporation (the "Corporation") shall be:

                        American Financial Holding, Inc.

                                   Article II
                                    Duration

         The Corporation shall continue in existence perpetually unless money dissolved according to law.

                                  Article III
                                    Purposes

         The purposes for which the Corporation is organized are:

         To act as a financial services company with broad-based marketing of life, health, and accident insurances and annuities,

         To do all and everything necessary, suitable, convenient, or proper for the accomplishment of any of the purposes or the attainment of any one or more of the abjects herein enumurated or incidental to the powers herein named or which shall at any time appear conducive or expedient for the protection or benefit of the Corporation, with all the powers hereafter conferred by the laws under which this Corporation is organized; and

         To engage in any and all other lawful purposes, activities, and pursuits, whether similar or dissimilar in the foregoing, for which corporations may be organized under the General Corporation Law of Delaware and to exercise all powers allowed or permitted thereunder.

                                   Article IV
                               Authorized Shares

         The Corporation shall have authority to issue a total of 20,000,000 shares of common stock, par value $0.01 per share thereinafter the "Common Stock"). Each share of stock shall entitle the holder thereof to one (1) vote on each matter submitted to a vote at a meeting of the shareholders. All stock of the Corporation shall be of the same class and shall have the same rights and preferences. The capital stock of the Corporation shall be issued as fully paid, and the private property of the shareholders shall not be liable for the debts, obligations, or liabilities of the Corporation. Fully paid stock of the Corporation shall not be liable to any further call or assessment. There shall be no cumulative voting. The authorized and treasury stock of this Corporation may be issued at such time, upon such terms and conditions and for such consideration as the board of directors shall determine. Shareholders shall not have pre-emptive rights to acquire any shares of the stock of this Corporation.

                                   Article V
                            Limitation on Liability

         A director of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under section 174 of the General Corporation Law of Delaware as it may from time to time be amended or any successor provision thereto, or (iv) for any transaction from which a director derived an improper personal benefit.

                                   Article VI
               Business Combinations with Interested Stockholders

         The Corporation elects not to be governed by the provisions of section 203 of the General Corporation Law of Delaware regarding business combinations with interested shareholders.

                                  Article VII
                     Registered Office and Registered Agent

         The name and address of the Corporation's registered agent in the state of Delaware is The Corporation Trust Company, 1209 Orange Street, in the city of Wilmington, county of New Castle, Delaware. Either the registered office or the registered agent may be changed in the manner provided by law.

                                  Article VIII
                                   Amendment

         The Corporation reserves the right to amend, alter, change, or repeal all or any portion of the provisions contained in its Certificate of Incorporation from time to time in accordance with the laws of the state of Delaware, and all rights conferred on stockholders herein are granted subject to this reservation.

                                   Article IX
                        Adoption and Amendment of Bylaws

         The initial bylaws of the Corporation shall be adopted by the board of directors. The power to alter, amend, or repeal the bylaws or adopt new bylaws shall be vested in the board of directors, but the stockholders of the Corporation may also alter, amend, or repeal the bylaws or adopt new bylaws. The bylaws may contain any provisions for the regulation or management of the affairs of the Corporation not inconsistent with the laws of the state of Delaware now or hereafter existing.

                                   Article X
                                   Directors

         The governing board of the Corporation shall be known as the board of directors. The number of directors comprising the board of directors shall be fixed and may be increased or decreased from time to time by the board of directors. The original board of directors shall consist of seven persons. The name and address of each person who is to serve as a director until the first annual meeting of stockholders and until his or her successor is elected and shall qualify is as follows:


         Name                                          Address
------------------------                -------------------------------------
Kenton L. Stanger                       5 Triad Center, Suite 585
                                        Salt Lake City, Utah 84180

Raymond L. Punta                        5 Triad Center, Suite 585
                                        Salt Lake City, Utah 84180

Chelton S. Feeny                        2925 DeBarr Street, VARO-11A
                                        Anchorage, Alaska 99508

Donald E. Manuel                        3886 Mount Diable Boulevard, Suite 25
                                        Lafayette, California 94649

Ray P. Brown                            42 East Claybourne Avenue
                                        Salt Lake City, Utah 84115

Tim L. Hansen                           42 East Claybourne Avenue
                                        Salt Lake City, Utah 84115

William E. Waterman, Jr.                1100 Wilshire Boulevard, Suite 2800
                                        Los Angeles, California 90012


                                   ARTICLE X
                                 INCORPORATORS

         The name and mailing address of the incorporator signing this certificate of Incorporation is as follows:


      Name                                       Address
-----------------                       --------------------------
Kenton L. Stanger                       5 Triad Center, Suite 585
                                        Salt Lake City, Utah 84180


         The undersigned, being the sole Incorporator herein before named, for the purpose of forming a corporation pursuant to the General Corporation Law of the state of Delaware, makes this certificate, hereby declaring and certifying that this is his/her act and deed and that the facts herein stated are true, and accordingly have hereunto set his hand this 25th day of September 1992.


                                        /s/ Kenton L. Stanger
                                        --------------------------
                                        Kenton L. Stanger
                                        President

STATE OF UTAH            }
                         } SS
COUNTY OF SALT LAKE      }


        I, a notary public, hereby certify that on the 25th day of September 1992, personally appeared before me Kenton I. Stanger, who being by me first duly sworn, declared that he signed such instrument as his own act and deed and that the facts stated therein are true.

     WITNESS MY HAND AND OFFICIAL SEAL.



                                        /s/ Linda L. Gasaway
                                        ----------------------------------------
                                        Notary Public


                                        [SEAL]

    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 10/02/1992
   922795003 - 2310946

                             CERTIFICATE OF MERGER
                                       OF
                       AMERICAN FINANCIAL HOLDING, INC.,
                            (A Colorado Corporation)
                                 WITH AND INTO
                       AMERICAN FINANCIAL HOLDING, INC.,
                            (A Delaware Corporation)

         THIS CERTIFICATE OF MERGER is executed and entered into this 29th day of September, 1992, by and between AMERICAN FINANCIAL HOLDING, INC., a Delaware corporation (hereinafter referred to as "AFH Delaware" or the "Surviving Corporation"), and AMERICAN FINANCIAL HOLDING, INC., a Colorado corporation (hereinafter referred to as "AFH Colorado").


                                   WITNESSETH
                               I. PLAN OF MERGER

         Pursuant to this Certificate and Articles of Merger, it is intended and agreed that AFH Colorado will be merged with and into AFH Delaware and that AFH Delaware shall be the Surviving Corporation with the name of American Financial Holding, Inc., as provided below. The terms, conditions, and understandings of the merger are set forth in the Agreement and Plan of Merger between AFH Delaware and AFH Colorado dated as of September 29, 1992, which has been approved, adopted, certified, and executed by each of the constituent corporations in accordance with subsection (c) of Section 262 of the Delaware Corporation Law. A copy of such Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation at No. 5 Triad Center, Suite 585, Salt Lake City, Utah 84180. A copy of such Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.


                  II. CERTIFICATE OF INCORPORATION AND BYLAWS

         On the consummation of the merger, the certificate of incorporation and bylaws of AFH Delaware shall be the certificate of incorporation and bylaws of the Surviving Corporation.


                       III. NAME OF SURVIVING CORPORATION

         The name of the Surviving Corporation, which will continue in existence after the merger, shall be American Financial Holding, Inc.


                     IV. AUTHORIZED AND OUTSTANDING SHARES
                                OF AFH COLORADO

         AFH Colorado is authorized to issue 50,000,000 shares of common stock, par value $0.001 per share, of which 49,116,630 shares are issued and outstanding as of the date hereof, and 1,000,000 shares of preferred stock, par value $10.00 per share, of which 806,960 shares are issued and outstanding as of the date hereof. All issued and outstanding preferred stock of AFH Colorado shall be converted into common stock and reverse split 20-to-1, rounded downward to the nearest whole share, and all issued and outstanding common stock of AFH Colorado shall be reverse split 20-to-1, rounded downward to the nearest whole share, in the merger.

                      V. AUTHORIZED AND OUTSTANDING SHARES
                                OF AFH DELAWARE

         AFH Delaware is authorized to issue 20,000,000 shares of common stock, par value $0.01 per share, of which one hundred shares are issued and outstanding as of the date hereof.


                        VI. APPROVAL BY SHAREHOLDERS OF
                                  AFH COLORADO

         Of the 49,116,630 shares of common stock of AFH Colorado issued and outstanding, 24,558,315 shares were required to vote in favor to approve of AFH Colorado entering into the Agreement and Plan of Merger. 27,091,145 shares of common stock of AFH Colorado were voted in favor, and - 0 - shares of common stock of AFH Colorado voted against, and - 0 - shares abstained, all in accordance with the provisions of the Colorado Corporation Code. Of the 206,950 shares of preferred stock of AFH Colorado issued and outstanding, 103,475 shares were required to vote in favor to approve of AFH Colorado entering into the Agreement and Plan of Merger. 168,450 shares of preferred stock of AFH Colorado were voted in favor, - 0 - shares of preferred stock of AFH Colorado voted against, and - 0 - shares abstained, all in accordance with the provisions of the Colorado Corporation Code. Such shares were voted as a class; no shares of any other class of stock were issued and outstanding and entitled to vote thereon.


                        VII. APPROVAL BY SHAREHOLDERS OF
                                  AFH DELAWARE

         All one hundred shares of common stock of AFH Delaware issued and outstanding were voted in favor of entering into the Agreement and Plan of Merger, with no shares of common stock of AFH Delaware voting against or dissenting, all in accordance with the provisions of the General Corporation Law of the state of Delaware. Such shares were voted as a class; no shares of any other class of stock were issued and outstanding and entitled to vote thereon.


                    VIII. AGREEMENT OF SURVIVING CORPORATION

         The Surviving Corporation hereby consents and agrees that:

                  (a) The Surviving Corporation may be served with process in the state of Colorado in any proceeding for the enforcement of any obligation of AFH Colorado and in any proceeding for the enforcement of the rights of a dissenting shareholder of AFH Colorado against the Surviving Corporation;

                  (b) The Secretary of State of the state of Colorado shall be, and hereby is, irrevocably appointed as the agent of such Surviving Corporation to accept service of process in any such proceeding; the address to which the service of process in any such proceeding shall be mailed is: 5 Triad Center, Suite 586, Salt Lake City, Utah 84180; and

                  (c) Such Surviving Corporation will promptly pay to the dissenting shareholders of AFH Colorado the amount, if any, to which they shall be entitled under the provisions of the Colorado Corporation Code with respect to the rights of dissenting shareholders.

         IN WITNESS WHEREOF, the undersigned corporations, acting by their respective presidents and secretaries, have executed this Certificate of Merger as of the date first above written.

                                        AMERICAN FINANCIAL HOLDING, INC., a
                                          Colorado corporation

ATTEST:


/s/ Maxine Heap                         /s/ Kenton L. Stanger
--------------------------------        ----------------------------------------
Maxine Heap, Secretary                  Kenton L. Stanger, President


                                        AMERICAN FINANCIAL HOLDING, INC., a
                                          Delaware corporation

ATTEST:


/s/ Maxine Heap                         /s/ Kenton L. Stanger
--------------------------------        ----------------------------------------
Maxine Heap, Secretary                  Kenton L. Stanger, President



STATE OF UTAH            }
                         } SS
COUNTY OF SALT LAKE      }


        I, the undersigned notary public, hereby certify that on the 29th day of September, 1992, personally appeared before me Kenton L. Stanger and Maxine Heap, the president and secretary, respectively, of American Financial Holding, Inc., a Colorado corporation, who being be me first duly sworn, severally declared that they are the persons who signed the foregoing documents as president and secretary of American Financial Holding, Inc., a Colorado corporation, and that the statements therein contained are true

     WITNESS MY HAND AND OFFICIAL SEAL,
     [SEAL    LYNDON RICKS         ]
     [       NOTARY PUBLIC         ]
     [       STATE OF UTAH         ]
     [     MY COMMISSION EXPIRES   ]
     [      DECEMBER 4, 1995       ]
                [SEAL?]

                                        /s/ Lyndon Ricks
                                        ----------------------------------------
                                        Notary Public

STATE OF UTAH            }
                         } SS
COUNTY OF SALT LAKE      }


        I, the undersigned notary public, hereby certify that on the 29th day of September, 1992, personally appeared before me Kenton L. Stanger and Maxine Heap, the president and secretary, respectively, of American Financial Holding, Inc., a Delaware corporation, who being be me first duly sworn, severally declared that they are the persons who signed the foregoing documents as president and secretary of American Financial Holding, Inc., a Delaware corporation, and that the statements therein contained are true.

     WITNESS MY HAND AND OFFICIAL SEAL,
     [SEAL    LYNDON RICKS         ]
     [       NOTARY PUBLIC         ]
     [       STATE OF UTAH         ]
     [     MY COMMISSION EXPIRES   ]
     [      DECEMBER 4, 1995       ]
                [SEAL?]

                                        /s/ Lyndon Ricks
                                        ----------------------------------------
                                        Notary Public

                               STATE OF DELAWARE
                            CERTIFICATE FOR RENEWAL
                             AND REVIVAL OF CHARTER


         American Financial Holding, Inc., a corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

         1.  The name of this corporation is American Financial Holding, Inc.

         2. Its registered office in the State of Delaware is located at 1209 Orange Street, City of Wilmington, Zip Code 19801, County of
                            the name and address of its registered agent is The
             Corporation Trust Company, 1205 Orange Street, Wilmington, DE
             19801.

         3. The date of filing of the original Certificate of Incorporation in Delaware was September 28, 1992.

         4. The date when restoration, renewal, and revival of the charter of this company is to commence is the 29th day of Feb. 2000, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

         5. This corporation was duly organized and carried on the business authorized by its charter until the 1st day of March A.D. 2000, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

         IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, Kenton L. Stanger, the last and acting authorized officer hereunto set his/her hand to this certificate this 26th day of December 2000.


                                             AMERICAN FINANCIAL HOLDINGS, INC.

                                             By: /s/ Kenton L. Stanger
                                                 -----------------------------
                                                 Kenton L. Stanger

                               TITLE OF OFFICER: President


   STATE OF DELAWARE
   SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED 04:00 PM 12/28/2000
   001658007 - 2310946

                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 07/05/2002
                                                          010329242 - 2310946


                               STATE OF DELAWARE
                            CERTIFICATE FOR RENEWAL
                             AND REVIVAL OF CHARTER

         American Financial Holding, Inc., a corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:
         1.  The name of this corporation is American Financial Holding, Inc.
         2. Its registered office in the State of Delaware is located at 1209 Orange Street, City of Wilmington, Zip Code 19801, County of New Castle, the name and address of its registered agent is The Corporation Trust Company.
         3. The date of filing of the original Certificate of Incorporation in Delaware was 9/28/92.
         4. The date when restoration, renewal, and revival of the charter of this company is to commence is the 28 day of Feb., same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.
         5. This corporation was duly organized and carried on the business authorized by its charter until the 1st day of March A.D. 2001, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.
         IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters. Raymond L. Punta the last and acting authorized officer hereunto set his/her hand to this certificate this 20th day of June, A.D. 2001.

                                                         By:  Raymond L. Punta
                                                             -------------------
                                                              Authorized Officer

                                                       Name:  Raymond L. Punta
                                                             -------------------
                                                               Print or Type

                                                      Title:  Vice President
                                                             -------------------

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:01 AM 07/05/2001
                                                          010329247 - 2310946

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                        CERTIFICATE OF INCORPORATION OF
                        AMERICAN FINANCIAL HOLDING, INC.
                             A DELAWARE CORPORATION

         American Financial Holding, Inc., a corporation organized and existing under the laws of the state of Delaware (the "Company"), does hereby certify as follows:

         FIRST: That at a meeting of the board of directors of the Company, resolutions were duly adopted setting forth the proposed amendment of the Certificate of Incorporation of the Company, declaring the amendment to be advisable and calling a meeting of the stockholders of the Company for consideration thereof.

         SECOND: By executing this Certificate of Amendment of the Certificate of Incorporation, the president and secretary of the Company do hereby certify that effective April 17, 2001, the foregoing amendment to the Certificate of Incorporation of American Financial Holding, Inc. was authorized and approved pursuant to Section 242 of the General Corporation Law of the state of Delaware by the written consent of a majority of the issued and outstanding shares of the Company's common stock. No other class of shares was entitled to vote thereon as a class.

         THIRD: That the Certificate of Incorporation of the Company is hereby amended as follows:

         A. Article IV is hereby amended by striking the existing article in its entirety and inserting in lieu thereof the following:

                                   ARTICLE IV
                                 CAPITALIZATION

                  The Company shall have authority to issue an aggregate of 55,000,000 shares, of which 5,000,000 shares shall be preferred stock, $0.001 par value (hereinafter the "Preferred Stock"), and 50,000,000 shares shall be common stock, par value $0.001 (hereinafter the "Common Stock"). The powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the shares of stock of each class and series which the Company shall be authorized to issue, are as follows:

                           (a) Preferred Stock. Shares of Preferred Stock may
                  be issued from time to time in one or more series as may from time to time be determined by the board of directors. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences, participating, optional and other rights of each such series and qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Except as hereinafter provided, the board of directors of this Company is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of Preferred Stock, the designation, powers, preferences and relative participating, optional and other rights and the qualifications, limitations and restrictions thereof, if any, of such series, including, without limiting the generality of the foregoing, the following:


                                    (i) the distinctive designation of and the
                           number of shares of Preferred Stock that shall constitute each series, which number may be increased (except as otherwise fixed by the board of directors) or decreased (but not below the number of shares thereof outstanding) from time to time by action of the board of directors;

                                    (ii) the rate and times at which, and the
                           terms and conditions on which, dividends, if any, on the shares of the series shall be paid; the extent of preferences or relation, if any, of such dividends to the dividends payable on any other class or classes of stock of this Company or on any series of Preferred Stock; and whether such dividends shall be cumulative or noncumulative;

                                    (iii) the right, if any, of the holders of
                           the shares of the same series to convert the same into, or exchange the same for, any other class or classes of stock of this Company and the terms and conditions of such conversion or exchange;

                                    (iv) whether shares of the series shall be
                           subject to redemption and the redemption price or prices, including, without limitation, a redemption price or prices payable in shares of any other class or classes of stock of the Company, cash or other property and the time or times at which, and the terms and conditions on which, shares of the series may be redeemed;

                                    (v) the rights, if any, of the holders of
                           shares of the series on voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of this Company;

                                    (vi) the terms of the sinking fund or
                           redemption or purchase account, if any, to be provided for shares of the series; and

                                    (vii) the voting powers, if any, of the
                           holders of shares of the series which may, without limiting the generality of the foregoing, include (1) the right to more or less than one vote per share on any or all matters voted on by the stockholders, and
                           (2) the right to vote as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, on such matters, under such circumstances, and on such conditions as the board of directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of this Company in the event there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and upon such conditions as the board of directors may determine.

                           (b) Common Stock. The Common Stock shall have the
                  following powers, preferences, rights, qualifications, limitations and restrictions;

                                    (i) After the requirements with respect to
                           preferential dividends of Preferred Stock, if any, shall have been met and after this Company shall comply with all the requirements, if any, with respect to the setting aside of funds as sinking funds or redemption or purchase accounts, and subject further to any other conditions that may be required by the Delaware General Corporation Law, then, but not otherwise, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors without distinction to series;

                                    (ii) After distribution in full of any
                           preferential amount to be distributed to the holders of Preferred Stock, if any, in the event of a voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of this Company, the holders of the Common Stock shall be entitled to receive all of the remaining assets of the Company, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock held by each without distinction as to series; and

                                    (iii) Except as may otherwise be required by
                           law or this Certificate of Incorporation, in all matters as to which the vote or consent of stockholders of the Company shall be required or be taken, including, any vote to amend this Certificate of Incorporation, to increase or decrease the par value of any class of stock, effect a stock split or combination of shares, or alter or change the powers, preferences or special rights of any class or series of stock, the holders of the Common Stock shall have one vote per share of Common Stock on all such matters and shall not have the right to cumulate their votes for any purpose.

                           (c) Other Provisions:

                                    (i) The board of directors of the Company
                           shall have authority to authorize the issuance, from time to time without any vote or other action by the stockholders, of any or all shares of the Company of any class at any time authorized, and any securities convertible into or exchangeable for such shares, in each case to such persons and for such consideration and on such terms as the board of directors from time to time in its discretion lawfully may determine; provided, however, that the consideration for the issuance of shares of stock of the Company having par value shall not be less than such par value. Shares so issued, for which the full consideration determined by the board of directors has been paid to the Company, shall be fully paid stock, and the holders of such stock shall not be liable for any further call or assessment thereon.

                                    (ii) Unless otherwise provided in the
                           resolution of the board of directors providing for the issue of any series of Preferred Stock, no holder of shares of any class of the Company or of any security of obligation convertible into, or of any warrant, option or right to purchase, subscribe for or otherwise acquire, shares of any class of the Company, whether now or hereafter authorized, shall, as such holder, have any preemptive right whatsoever to purchase, subscribe for or otherwise acquire shares of any class of the Company, whether now or hereafter authorized.

                                    (iii) Anything herein contained to the
                           contrary notwithstanding, any and all right, title, interest and claim in and to any dividends declared or other distributions made by the Company, whether in cash, stock or otherwise, that are unclaimed by the stockholder entitled thereto for a period of six years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned; and such unclaimed dividends or other distributions in the possession of the Company, its transfer agents or other agents or depositories shall at such time become the absolute property of the Company, free and clear of any and all claims of any person whatsoever.

                  B. The shares of Common Stock of the Company issued and outstanding as of the Effective Date shall be reverse-split or consolidated, without any change in the authorized number of shares of Common Stock or the par value thereof, to become effective on the date this Certificate of Amendment is duly filed in the office of the Secretary of State of the State of Delaware (the "Effective Date") as follows:

                  (a) Each 21.4 shares of Common Stock issued and outstanding immediately prior to the Effective Date shall be converted into the right to receive one share of post-reverse-split common stock ("New Common Stock").

                  (b) No fractional shares of New Common Stock shall be issued in connection with the foregoing, and in lieu thereof, the Company shall issue scrip in registered form, not represented by a certificate, that shall entitle the holder to receive a full share upon the surrender of such scrip evidencing a whole share. Upon the surrender of scrip evidencing a whole share, the Company shall issue to the holder thereof a certificate evidencing such whole share. Holders of scrip shall not be entitled to exercise voting rights, to receive dividends thereon, or to participate in any of the assets of the Company in the event of liquidation. Such scrip shall be void if not exchanged for certificates representing full shares of uncertificated full shares before 12:00 midnight on the 120th day following the Effective Date.

                  (c) As soon as reasonably practicable after the Effective Date, the Company shall cause its registrar and transfer agent, acting as exchange agent (the "Exchange Agent"), to mail to each holder of record of shares of Common Stock immediately prior to the Effective Date (the "Pre-Reverse-Split Common Stock"), a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Pre-Reverse-Split Common Stocks shall pass, only upon delivery of a certificate representing such Pre-Reverse-Split Common Stock to the Exchange Agent, which shall be in such form and have such other provisions as the Company may reasonably specify, and which shall specify the fee payable in order to effectuate such exchange) and instructions for use in effecting the surrender of certificates representing Pre-Reverse-Split Common Stock in exchange for certificates representing shares of New Common Stock issuable pursuant hereto. Upon surrender of a certificate representing Pre-Reverse-Split Common Stock for cancellation to the Exchange Agent, together with such duly executed letter of transmittal and the payment of the prescribed fee, the holder of such certificate representing Pre-Reverse-Split Common Stock shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of New Common Stock that such holder has the right to receive in exchange for the Pre-Reverse-Split Common Stock surrendered pursuant to the provisions hereof (after taking into account all Pre-Reverse-Split Common Stock then held by such holder), and the Pre-Reverse-Split Common Stock so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Pre-Reverse-Split Common Stock that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of New Common Stock may be issued to a transferee if the certificate representing such Pre-Reverse-Split Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes and other transfer fees have been paid. Holders of certificates representing Pre-Reverse-Split Common Stock shall not be required to convert their certificates into certificates representing New Common Stock. Until surrendered as contemplated hereby, each certificate representing Pre-Reverse-Split Common Stock shall be deemed at any time after the Effective Date to represent only the New Common Stock into which such certificate representing Pre-Reverse-Split Common Stock is convertible as provided herein and the right to receive, upon such surrender prior to the expiration date of scrip as provided above, scrip in lieu of any fractional shares of New Common Stock as provided above.

                           (d) After the Effective Date, there shall be no
                  further registration of transfers of certificates representing Pre-Reverse-Split Common Stock. If, after the Effective Date, certificates representing shares of Pre-Reverse-Split Common Stock are presented to the Company or the Exchange Agent for registration of transfer, such certificates shall be canceled and exchanged for certificates representing New Common Stock and scrip in accordance with the procedures set forth herein.

                  DATED effective this 30th day of May, 2001

                                            AMERICAN FINANCIAL HOLDING, INC.


                                            By: /s/ Raymond L. Punta
                                                --------------------------------
                                                Raymond L. Punta, Vice-President

                                                        STATE OF DELAWARE
                                                       SECRETARY OF STATE
                                                    DIVISION OF CORPORATIONS
                                                    FILED 06:33 PM 11/13/2001
                                                       010574087 - 2910946


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                        AMERICAN FINANCIAL HOLDING, INC.


     American Financial Holding, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the
"Corporation"), does hereby certify:


     The amendment to the Corporation's Certificate of Incorporation set forth in the following resolution approved by the Corporation's Board of Directors and stockholders was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware:

          "RESOLVED, that the Certificate of Incorporation of the Corporation be amended by striking the text of Article I in its entirety and replacing it with the following:

          The name of the corporation (the "Corporation") is Isolagen, Inc."

     IN WITNESS WHEREOF, American Financial Holding, Inc. has caused this Certificate of Amendment to be signed by its duly authorized officer this 13th day of November 2001.


                                     AMERICAN FINANCIAL HOLDING, INC.


                                     By: /s/ Michael Macaluso
                                         ---------------------------
                                         Michael Macaluso
                                         Chief Executive Officer

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 10:30 AM 04/19/2002
                                                           020249991-2310946


                           CERTIFICATE OF DESIGNATION
                                       OF
                      SERIES A CONVERTIBLE PREFERRED STOCK
                                       OF
                                 ISOLAGEN, INC.
                                 April 18, 2002

        Pursuant to Section 151(g) of the General Corporation Law of the State of Delaware ("DGCL"), Isolagen, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), hereby certifies that the following resolution was duly adopted by the Board of Directors of the Company on March 11, 2002, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of the Company (the "Certificate of Incorporation"), which authorizes the issuance of up to 5,000,000 shares of preferred stock, par value $0.001 per share.

        RESOLVED, that pursuant to authority expressly granted to and vested in the Board of Directors of the Company and pursuant to the provisions of the Certificate of Incorporation, the Board of Directors hereby creates a series of preferred stock, herein designated and authorized as Series A Convertible Preferred Stock, par value $0.001 per share ("Series A Preferred Stock"), which shall consist of 3,500,000 of the 5,000,000 shares of preferred stock which the Company now has authority to issue, and the Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof as follows:

        1. NUMBER AND RANK. The number of shares constituting the Series A Preferred Stock shall be 3,500,000. The Series A Preferred Stock shall rank senior to the Common Stock (as defined below) with respect to the payment of dividends and distributions on Liquidation (as defined below).

        2. DEFINITIONS. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated.

        "Board" means the Board of Directors of the Company.

        "Business Combination" means (i) any consolidation or merger of the Company with or into any Person or (ii) any Change of Control Stock Issuance, or (iii) the sale, assignment conveyance, transfer, lease or other disposition by the Company of all or substantially all of its assets followed by a liquidation of the Company.

        "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in Houston, Texas generally are authorized or required by law or other governmental actions to close.

        "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

        "Certificate" means the Certificate of Incorporation of the Company, as amended (including any certificate of designation establishing a series of preferred stock).

        "Certificate of Designation" means this Certificate of Designation of the Series A Preferred Stock.

                                    1 of 14

     "Change of Control Stock Issuance" shall mean any issuance, in a single transaction or series of related transactions, by the Company of shares of Common Stock or Common Stock Equivalents in connection with the acquisition of assets (including cash) or securities by the Company or a Subsidiary of the Company (including by way of a merger of a Subsidiary of the Company with or into a Person), except where (i) the shareholders of the Company immediately prior to such issuance own (in substantially the same proportion relative to each other as such shareholders owned the Common Stock or Voting Stock of the Company, as the case may be, immediately prior to such consummation) (x) more than 50% of the Voting Stock of the Company immediately after such issuance, and
(y) more than 50% of the outstanding Common Stock immediately after such issuance, or (ii) the members of the Board immediately prior to entering into the agreement relating to such issuance, or if no such agreement is entered into, then immediately prior to the consummation of such issuance) constitute at least a majority of the Board immediately after such issuance, with no agreements or arrangements in place immediately after such consummation that would result in the members of the Board immediately prior to the entering into the agreement relating to such issuance ceasing to constitute at least a majority of the Board. In calculating the percentage of the Voting Stock of the Company owned by the shareholders of the Company immediately prior to an issuance of Common Stock or Common Stock Equivalents in which there is more than one class or series of Voting Stock, the percentage of the Voting Stock shall be calculated based on the number of votes eligible to be cast in the election of the directors of the Company generally. In calculating the percentages of Voting Stock and Common Stock owned for purposes of this definition, such calculation shall be calculated on a basis assuming the exercise or conversion in full of all Common Stock Equivalents and on a basis disregarding all Common Stock Equivalents, and the percentage which results in the lower percentage owned by the shareholders of the Company shall apply in the application of clause (i) above.

     "Common Stock" means the Company's common stock, par value $0.001 per share, and any Capital Stock for or into which such Common Stock hereafter is exchanged, converted, reclassified or recapitalized by the Company or pursuant to a Business Combination to which the Company is a party.

     "Common Stock Equivalents" means (without duplication with any other Common Stock or Common Stock Equivalents) rights, warrants, options, convertible securities or exchangeable securities, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

     "Company" means Isolagen, Inc. a Delaware corporation.

     "Conversion Date" is defined in Section 6(C).

     "Conversion Price" means $1.75, as adjusted from time to time in accordance with Section 7.

     "Conversion Ratio" is defined in Section 6(B).

     "DGCL" means the General Corporation Law of the State of Delaware, as amended, or any successor statute or other legislation.

     "Dividend Payment Date" is defined in Section 3(A).

     "Dividend Period" is defined in Section 3(A).

     "Excluded Stock" means (i) shares of Series A Preferred Stock issued by the Company as a stock dividend payable in shares of Series A Preferred Stock in accordance with Section 3 or upon conversion



                                    2 of 14
of shares of Capital Stock (but not the issuance of such Capital Stock which will be subject to the provisions of Section 7(A)(iii)), (ii) shares of Common Stock to be issued to employees, directors, consultants and advisors of the Company pursuant to Stock Plans in accordance with their respective terms.

     "Holder" means a holder of record of Series A Preferred Stock.

     "Issue Date" means with respect to any shares of Series A Preferred Stock the original date of issuance of such shares of Series A Preferred Stock.

     "Junior Securities" means Capital Stock that, with respect to dividends and distributions upon Liquidation, ranks junior to the Series A Preferred Stock.

     "Liquidation" means the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided, however, that a merger or consolidation shall not be deemed a Liquidation nor shall the sale of assets not requiring shareholder approval be deemed to be a Liquidation.

     "Liquidation Preference" is defined in Section 5.

     "Market Price" means, with respect to a particular security, on any given day, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and asked prices regular way, in either case on the principal national securities exchange on which the applicable security is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, (i) the closing sale price for such day reported by the Nasdaq Stock Market if such security is traded over-the-counter and quoted in the Nasdaq Stock Market, or (ii) if such security is so traded, but not so quoted, the average of the closing reported bid and asked prices of such security as reported by the Nasdaq Stock Market or any comparable system, or (iii) if such security is not listed on the Nasdaq Stock Market or any comparable system but is actively traded, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price shall be deemed to be the fair value per share of such security as determined by a nationally recognized investment banking firm selected by the Board and reasonably acceptable to the Holders of a majority of the outstanding shares of Series A Preferred Stock.

     "Offering" means the offering of shares of Series A Preferred Stock pursuant to that certain private placement memorandum of the Company, dated March 11, 2002.

     "Parity Securities" means Capital Stock that, with respect to dividends or distributions upon Liquidation, is pari passu with the Series A Preferred Stock.

     "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

     "Record Date" is defined in Section 3(A).

     "Redemption Date" is defined in Section 8(B).

     "Redemption Price" is defined in Section 8(A).




                                    3 of 14

        "Securities Act" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

        "Senior Securities" means Capital Stock that, with respect to dividends or distributions upon Liquidation, ranks senior to the Series A Preferred Stock.

        "Stated Value" is an amount equal to $3.50 per share of Series A Preferred Stock.

        "Stock Plans" means the Company's stock option, stock incentive, restricted stock, employee stock purchase or other similar plans, in each case that have been approved by the Company's shareholders.

        "Subsidiary" of a Person means (i) a corporation, a majority of whose stock with voting power, under ordinary circumstances, to elect directors is at the time of determination, directly or indirectly, owned by such Person or by one or more Subsidiaries of such Person, or (ii) any other entity (other than a corporation) in which such Person or one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has a majority ownership interest or, with respect to a limited partnership, is a general partner of such limited partnership.

        "Trading Day" means a day on which the principal market with respect to the security in question is regularly scheduled to be open for trading, or if there is not such principal market, then a day on which the New York Stock Exchange is regularly scheduled to be open for trading.

        "Voting Stock" of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to vote in the election of the board of directors, manager or trustees of such Person.

        The foregoing definitions will be equally applicable to both the singular and plural forms of the defined terms.

        3.  DIVIDENDS AND DISTRIBUTIONS

            (A) The holders of Series A Preferred Stock shall be entitled to receive, out of the assets of the Company legally available for that purpose, cumulative preferential dividends in either shares of Series A Preferred Stock at its Stated Value or cash, as determined by the Company in its sole discretion, at a rate per annum of eight percent (8%) of the Stated Value (equivalent to $0.28 per share per annum) for each share of Series A Preferred Stock, and, except as provided in Section 3(B), no more, to be paid in accordance with the terms of this Section 3. Such dividends shall be cumulative from the Issue Date and shall be payable in arrears, when and as declared by the Board, on December 31 of each year ("Dividend Payment Date"), commencing on the first such Dividend Payment Date following the Issue Date; provided that if any Dividend Payment Date shall not be a Business Day, then the Dividend Payment Date shall be on the next succeeding day that is a Business Day. The period from the Issue Date to the next Dividend Payment Date and each annual period between consecutive Dividend Payment Dates shall hereinafter be referred to as "Dividend Periods." Dividends from the Initial Dividend Period shall be pro rated on a daily basis commencing on and including the Issue Date on the basis of a 365-day year. Each such dividend shall be paid to the holders of record of the Series A Preferred Stock as their names appear on the share register of the Company on the corresponding Record Date. As used above, the term "Record Date" means, with respect to the dividend payable on the Dividend Payment Date of each year, the preceding December 15, or such other record date designated by the Board with respect to the dividend payable on such respective Dividend

                                    4 of 14

     Payment Date not exceeding 30 days preceding such Dividend Payment Date. Dividends on account of arrears for any past Dividend Periods may be declared and paid, together with any accrued but unpaid interest thereon to and including the date of payment, at any time, without reference to any Dividend Payment Date, to holders of record on a date designated by the Board, not exceeding 30 days preceding the payment date thereof, as may be fixed by the Board.

          (B) If, on any Dividend Payment Date, the Company fails to pay dividends, then until the dividends that were scheduled to be paid on such date are paid, such dividends shall cumulate. Dividends for any period less than a full annual Dividend Period or for a period commencing on a Dividend Payment Date and ending on a Conversion Date shall cumulate on a day-to-day basis and shall be computed on the basis of a 365-day year.

          (C) So long as any shares of the Series A Preferred Stock shall be outstanding, (i) the Company shall not declare or pay any dividend whatsoever, whether in cash, property or otherwise, set aside any cash or property for the payment of dividends, or make any other distribution on any Junior Securities (except a dividend or distribution payable solely in shares of Junior Securities), (ii) the Company shall not declare or pay any dividend whatsoever, whether in cash, property or otherwise, set aside any cash or property for the payment of dividends, or make any other distribution on any Parity Securities ranking on parity with the Series A Preferred Stock with respect to dividends or distributions (except a dividend or distribution payable solely in shares of Junior Securities), unless declared and paid pro rata with the Series A Preferred Stock in proportion to the full amount to which they would otherwise be respectively entitled, and (iii) the Company shall not and shall cause its Subsidiaries not to repurchase, redeem or otherwise acquire or set aside any cash or property for the repurchase or redemption of any Junior Securities or Parity Securities, unless in each such case all dividends to which the holders of the Series A Preferred Stock shall have been entitled for all previous Dividend Periods shall have been paid or declared and a sum of money sufficient for the payment thereof shall have been set aside.

     4. VOTING RIGHTS. The Holders shall have the following voting rights with respect to the Series A Preferred Stock:

          (A) Subject to applicable law, the shares of Series A Preferred Stock shall have no voting rights other than as set forth in this Section 4.

          (B) Holders of shares of the Series A Preferred Stock shall be entitled to vote upon all matters upon which holders of Common Stock have the right to vote, and Holders shall have that number of votes on all such matters as is equal to the Conversion Ratio that would apply if such Holder's shares of Series A Preferred Stock were to be converted pursuant to Section 6(A) as of the record date for the determination of the shareholders entitled to vote on such matters, or, if no such record date is established as of the date such vote is taken or any written consent of shareholders is being solicited, such votes to be counted together with all other shares of capital stock having general voting powers and not separately as a class. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series A Preferred Stock held by each Holder could be converted) shall be rounded up to the nearest whole number.

          (C) The consent of the Holders of at least a majority of the Series A Preferred Stock, voting separately as a single class with one vote per share, in person or by proxy, either in writing without a meeting or at an annual or a special meeting of shareholders called for the purpose, shall be necessary to;





                                    5 of 14

               (i) amend, alter or repeal, by way of merger or otherwise, any of the provisions of the Certificate so as to authorize, create or issue any shares of Parity Securities or Senior Securities (or amend the provisions of any existing class of Capital Stock to make such class of Capital Stock a class of Parity Securities or Senior Securities),

               (ii)  issue any Parity Securities or Senior Securities; or

               (iii) amend, alter or repeal, by way or merger or otherwise, any of the provisions of (x) the Certificate of Designation or any certificate of designation of terms of any Parity Securities, or (y) the Certificate so as to affect adversely any of the rights, preferences or privileges of Holders.

     5. Liquidation Preferences. In the event of any Liquidation, after payment or provision for payment by the Company of the debts and other liabilities of the Company and the liquidation preference of any Senior Securities that rank senior to the Series A Preferred Stock with respect to distributions on Liquidation, each Holder shall be entitled to receive an amount in cash for each share of the then outstanding Series A Preferred Stock held by such Holder equal to the Stated Value per share, plus an amount equal to all accrued but unpaid dividends thereon, whether or not earnings are available in respect of such dividends or such dividends have been declared, to and including the date full payment is tendered to the Holders with respect to such Liquidation, and no more (such amount being referred to herein as the "Liquidation Preference"), before any distribution shall be made to the holders of any Junior Securities upon the Liquidation of the Company. In case the assets of the Company available for payment to the Holders upon a Liquidation are insufficient to pay the full Liquidation Preference on all outstanding shares of the Series A Preferred Stock and all outstanding Senior Securities or Parity Securities, in each case ranking on parity with the Series A Preferred Stock as to distributions on Liquidation, in the amounts to which the holders of such shares are entitled, then the entire assets of the Company available for payment to the Holders of Series A Preferred Stock and holders of such Senior Securities or Parity Securities will be distributed ratably among the Holders of the Series A Preferred Stock and the holders of such Senior Securities or Parity Securities, based upon the aggregate amount due on such shares upon Liquidation. Written notice of any Liquidation of the Company, stating a payment date and the place where the distributable amounts shall be payable, shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to the Holders of record of the Series A Preferred Stock at their respective addresses as the same shall appear on the books of the Company.

     6. Conversion Rights. The Series A Preferred Stock shall be convertible as follows:

          (A) Conversion at Holder's Option. The Holder of any shares of Series A Preferred Stock shall have the right at such Holder's option, at any time and without the payment of any additional consideration, to convert any or all of such shares of Series A Preferred Stock into a number of fully paid and nonassessable shares of Common Stock for each such share of Series A Preferred Stock equal to the Conversion Ratio, upon the terms hereinafter set forth.

          (B)  Conversion Ratio. In the event of a conversion pursuant to
     Section 6(A), the "Conversion Ratio" shall be a number of shares of Common Stock calculated by dividing (a) the Stated Value plus any accrued and unpaid dividends to and including the applicable Conversion Date by (b) the Conversion Price in effect on the applicable Conversion Date.

          (C) Mechanics of Conversion. The Holder of any shares of Series A Preferred Stock may exercise the conversion right specified in Section 6(A) by surrendering to the Company or any transfer agent of the Company the certificate or certificates representing the shares of Series


                                    6 of 14

A Preferred Stock to be converted, accompanied by written notice specifying the number of such shares to be converted. If the certificates representing shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock are to be issued in a name other than the name on the face of the certificates representing such shares of Series A Preferred Stock, such certificates shall be accompanied by such evidence of the assignment and such evidence of the signatory's authority with respect thereto as deemed appropriate by the Company or its transfer agent. Conversion shall be deemed to have been effected on the date when the notice of an election to convert pursuant to Section 6(A) and certificates representing the shares being converted are actually received by the Company or any transfer agent of the Company. Such dates that the conversion shall be deemed to be effective shall be referred to herein as the "Conversion Date." Subject to the provisions of Section 7(E), as promptly as practicable after the Conversion Date, the Company shall issue and deliver to or upon the written order of such Holder a certificate or certificates for the number of shares of Common Stock to which such Holder is entitled upon such conversion and a check or cash with respect to any fractional interest in a share of Common Stock, as provided in Section 6(D). The person in whose name the certificate or certificates for shares of Common Stock are to be issued shall be deemed to have become a holder of record of such shares of Common Stock on the applicable Conversion Date. Upon conversion of only a portion of the shares covered by a certificate representing shares of Series A Preferred Stock surrendered for conversion pursuant to Section 6(A), the Company shall issue and deliver to or upon the written order of the Holder of the certificates so surrendered for conversion, at the expense of the Company, a new certificate representing the number of shares of Series A Preferred Stock representing the unconverted portion of the certificate so surrendered.

     (D) Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series A Preferred Stock. If more than one share of Series A Preferred Stock shall be surrendered for conversion at any one time by the same Holder, the number of shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any shares of Series A Preferred Stock, the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the Market Price of the Common Stock on the Conversion Date.

     (E)  Authorization and Issuance. The Company covenants and agrees that:

          (i) the shares of Common Stock issuable upon any conversion of any shares of Series A Preferred Stock will be deemed to have been issued to the Person exercising such conversion rights set forth herein on the Conversion Date, and the Person exercising such conversion rights will be deemed for all purposes to have become he record holder of such shares of Common Stock on the Conversion Date;

          (ii) all shares of Common Stock which may be issued upon any conversion of any Series A Preferred Stock will, upon issuance, be fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof;

          (iii) the Company will take all such actions as may be necessary to assure that all shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock may be issued without violation of any applicable law or regulation or of any requirements of any domestic securities exchange upon which securities of the same class may be listed;


                                    7 of 14

               (iv) the Company will not take any action which would result in any adjustment of the Conversion Price if the total number of shares of Common Stock issuable after such action upon conversion of all shares of Series A Preferred Stock, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon the exercise of all outstanding Common Stock Equivalents, would exceed the total number of shares of Common Stock then authorized by the Certificate of Incorporation;

               (v) the Company will at all times reserve and keep available, out of its authorized but unissued shares of Common Stock or out of shares of Common Stock held in its treasury, the full number of shares of Common Stock into which all shares of the Series A Preferred Stock having conversion privileges from time to time outstanding are convertible; and

               (vi) the Company will at no time close its transfer books against the transfer of the Series A Preferred Stock or of any share of Common Stock issued or issuable upon the conversion of the Series A Preferred Stock in any manner which interferes with the timely conversion of the Series A Preferred Stock.

     7. Conversion Price Adjustments. The Conversion Price shall be subject to adjustment from time to time as follows:

          (A) Common Stock Issued at Less than Conversion Price. If the Company issues or sells any Common Stock other than Excluded Stock without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to such issuance or sale, the Conversion Price in effect immediately prior to each such issuance or sale will immediately (except as provided below) be reduced to the price determined by multiplying the Conversion Price in effect immediately prior to such issuance or sale, by a fraction, (1) the numerator of which shall be (i) the number of shares of Common Stock outstanding immediately prior to such issuance or sale plus (ii) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such additional shares of Common Stock so issued or sold would purchase at the Conversion Price in effect immediately prior to such issuance or sale and (2) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale. For the purposes of any adjustment of the Conversion Price pursuant to this Section 7(A), the following provisions shall be applicable:

               (i) in the case of the issuance of Common Stock for cash, the amount of the consideration received by the Company shall be deemed to be the amount of the cash proceeds received by the Company for such Common Stock before deducting therefrom any discounts or commissions allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof;

               (ii) in the case of the issuance of Common Stock (otherwise than upon the conversion of shares of Capital Stock or other securities of the Company) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as reasonably determined by the Board, irrespective of any accounting treatment;

                                    11 of 14

     (iii) in the case of the issuance of (a) options, warrants or other rights to purchase or acquire Common Stock (whether or not at the time exercisable), (b) securities by their terms convertible into or exchangeable for Common Stock (whether or not at the time so convertible or exchangeable) or
(c) options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):

               (1) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Common Stock shall be deemed to have been issued at the time such options, warrants or rights are issued and for a consideration equal to the consideration (determined in the manner provided in Section 7(A)(i) and (ii), if any, received by the Company upon the issuance of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the Common Stock covered thereby;

               (2) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration (determined in the manner provided in Section 7(A)(i) and (ii)), if any, to be received by the Company upon the conversion or exchange of such securities, or upon the exercise of any related options, warrants or rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof;

               (3) on any change in the number of shares of Common Stock deliverable upon exercise of any such options, warrants or rights or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the Company upon such exercise, conversion or exchange, but excluding changes resulting from the anti-dilution provisions thereof (to the extent comparable to the anti-dilution provisions contained herein), the Conversion Price as then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants or rights not exercised prior to such change, or of such convertible or exchangeable securities not converted or exchanged prior to such change, upon the basis of such change;

               (4) on the expiration or cancellation of any such options, warrants or rights (without exercise), or the termination of the right to convert or exchange such convertible or exchangeable securities (without exercise), if the Conversion Price shall have been adjusted upon the issuance thereof, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants, rights or such convertible or exchangeable securities on the basis of the issuance of only the number of shares of Common Stock actually issued upon the

                                    9 of 14
          exercise of such options, warrants or rights, or upon the conversion or exchange of such convertible or exchangeable securities; and

               (5) If the Conversion Price shall have been adjusted upon the issuance of any such options, warrants, rights or convertible or exchangeable securities, no further adjustment of the Conversion Price shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof;

     provided, however, that no increase in the Conversion Price shall be made pursuant to subclauses (1) or (2) of this Section 7(A)(iii).

     (B) Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company shall (1) declare a dividend or make a distribution on its Common Stock in shares of Common Stock, (2) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (3) combine or reclassify the outstanding Common Stock into a smaller number of shares, the Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Holder of any shares of Series A Preferred Stock surrendered for conversion or exchange after such date shall be entitled to receive the number of shares of Common Stock which such holder would have owned or been entitled to receive after such date had such Series A Preferred Stock been converted or exchanged immediately prior to such date. Successive adjustments in the Conversion Price shall be made whenever any event specified above shall occur.

     (C) Business Combinations. In case of any Business Combination in which the holders of shares of Common Stock are entitled to receive stock, securities or property by virtue of their ownership of Common Stock or a reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 7(B)), each share of Series A Preferred Stock shall after the date of such Business Combination or reclassification be convertible into the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable upon conversion of such share of Series A Preferred Stock immediately prior to such Business Combination or reclassification would have been entitled upon such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Holders of the shares of Series A Preferred Stock shall be approximately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Series A Preferred Stock. In determining the kind and amount of stock, securities or the property receivable upon consummation of such Business Combination, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the Holder of the Series A Preferred Stock shall have the right to make a similar election as of the Conversion Date with respect to the number of shares of stock or other securities or property into which the Series A Preferred Stock shall be convertible.

     (D) Rounding of Calculations; Minimum Adjustments. All calculations under this Section 7 shall be made to the nearest one tenth (1/10th) of a cent or to the nearest one hundredth (1/100th) of a share, as the case may be. Any provision of this Section 7 to the contrary notwithstanding, no adjustment in the Conversion Price shall be made if the amount of such adjustment would be less than $0.01, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent


                                    10 of 14
adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more. In addition, in no event shall the Conversion Price be adjusted to less than the lesser of $0.01 per share or the par value of the Common Stock.

     (E) Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this Section 7 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (1) issuing to the Holder of any share of Series A Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such Holder any amount of cash in lieu of a fractional share of such Common Stock, provided, however, that the Company upon request shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

     (F) Statement Regarding Adjustments. Whenever the Conversion Price shall be adjusted as provided in Section 7 the Company shall forthwith file, at the office of any transfer agent for the Series A Preferred Stock and at the principal office of the Company, a statement showing in reasonable detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each Holder at its address appearing in the Company's records.

     (G) Notices. In the event that the Company shall propose to take any action of the type described in Section 7 (but only if the action of the type described in Section 7 would result in an adjustment in the Conversion Price or a change in the type of securities or property to be delivered upon a conversion or exchange of Series A Preferred Stock), the Company shall give notice to each Holder, in the manner set forth in Section 7(F), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon conversion of shares of the Series A Preferred Stock. In the case of any action which would require the fixing or a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

     (H) No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of Sections 6 and 7 and in taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holders of the Series A Preferred Stock against impairment.

     (I) No Duplication of Adjustments. If any action would require adjustment of the Conversion Price pursuant to more than one of the provisions of this
Section 7, only one adjust-



                                    11 of 14
     ment shall be made and such adjustment shall be the adjustment that results in the lowest Conversion Price after giving effect to such adjustment.

     6.   Redemption.

          (A) Optional Redemption by the Company. After January 1, 2005, the Company may, at its option, to the extent that it shall have funds legally available for such payment, redeem at any time in whole or in part, shares of Series A Preferred Stock at a redemption price per share payable in cash equal to $4.00 plus any accrued and unpaid dividends to and including the applicable date of redemption ("Redemption Price").

          (B)  Procedure for Optional Redemption by the Company.

                    (i) In the event that fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed pursuant to
               Section 8(A) hereof, the number of shares to be redeemed shall be determined by the Board of Directors and the shares so redeemed shall be selected pro rata according to the number of shares held by each Holder of the Series A Preferred Stock.

                    (ii) In the event the Company shall redeem shares of Series
               A Preferred Stock pursuant to Section 8(A), notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each Holder of record of the shares to be redeemed at such Holder's address as the same appears on the stock register of the Company, provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of Series A Preferred Stock to be redeemed except as to the Holder to whom the Company has failed to give said notice or exchange as to the Holder whose notice was defective. Each such notice shall state (i) the Redemption Date; (ii) the number of shares of Series A Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such Holder; (iii) the Redemption Price; and (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price. Upon the receipt of notice, unless the Holder elects to convert such shares into Common Stock pursuant to
               Section 6 hereof, the Holder shall surrender to the Company or any transfer agent of the Company the certificate or certificates representing the shares of Series A Preferred Stock to be redeemed. Redemption shall be deemed to have been effected on the date when the notice of redemption is mailed to the Holders ("Redemption Date"). As promptly as practicable after the Redemption Date and the receipt of certificate or certificates of Series A Preferred Stock, the Company shall issue and deliver to the Holder the Redemption Price by check or wire transfer of immediately available funds.

     9. Limitations on Series A Preferred Stock. No share or shares of Series A Preferred Stock the Company acquires through redemption, option, exchange or otherwise will be reissued as Series A Preferred Stock, and all such shares will be canceled, retired and eliminated from the shares of Series A Preferred Stock which the Company will be authorized to issue, and will be restored to the status of authorized by undesignated preferred stock of the Company eligible for designation and reissuance subject to the terms hereof and the Certificate. The Company will not issue any further shares of Series A Preferred Stock.


                                    12 of 14

     10. Waivers. With the written consent of Holders of a majority of the Series A Preferred Stock, the obligations of the Company and the rights of the Holders under this Certificate of Designation may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely). Upon the effectuation of each such waiver, the Company will promptly give written notice thereof to the Holders who have not previously consented thereto in writing.

                   Remainder of page intentionally left blank.


                                    13 of 14

     IN WITNESS WHEREOF, this Certificate of Designation has been signed on behalf of the Company by its President and attested to by its Secretary, all as of the 18th day of April 2002.

                                                      Isolagen, Inc.


                                                      By: /s/ Michael ???
                                                         -----------------------
                                                          Michael ???
                                                          President


ATTEST:


By: /s/ Jeffrey W. Tomz
   ----------------------------
    Jeffrey W. Tomz
    Chief Financial Officer and Secretary

                                                         State of Delaware
                                                         Secretary of State
                                                      Division of Corporations
                                                   Delivered 02:21 PM 05/08/2003
                                                     FILED 02:19 PM 08/08/2003
                                                   SRV 030299918 -- 2310946 FILE


                           CERTIFICATE OF DESIGNATION
                                       OF
                      SERIES B CONVERTIBLE PREFERRED SOCK
                                       OF
                                 ISOLAGEN, INC.

      Pursuant to Section 151(g) of the General Corporation Law of the State of Delaware ("DGCL"), Isolagen, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), hereby certifies that the following resolution was duly adopted by the Board of Directors of the Company on May 7, 2003, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of the Company, which authorizes the issuance of up to 5,000,000 shares of preferred stock, par value $0.001 per share:

      RESOLVED, that pursuant to authority expressly granted to and vested in the Board of Directors of the Company and pursuant to the provisions of the Certificate of Incorporation, the Board of Directors hereby creates a series of preferred stock, herein designated and authorized as Series B Convertible Preferred Stock, par value $0.001 per share ("Series B Preferred Stock"), which shall consist of 200,000 of the 5,000,000 shares of preferred stock which the Company now has authority to issue, and the Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations and restrictions thereof as follows:

      1. NUMBER AND RANK. The number of shares constituting the Series B Preferred Stock shall be 200,000. The Series B Preferred Stock shall rank senior to the Common Stock (as defined below) with respect to the payment of dividends and distributions on Liquidation (as defined below). The Series B Preferred Stock shall rank junior to the Series A Preferred Stock (as defined below) with respect to the payment of dividends and distributions on Liquidation.

      2. DEFINITIONS. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated.

      "Board" means the Board of Directors of the Company.

      "Business Combination" means (i) any consolidation or merger of the Company with or into any Person; (ii) any Change of Control Stock Issuance; or
(iii) the sale, assignment conveyance, transfer, lease or other disposition by the Company of all or substantially all of its assets followed by a liquidation of the Company.

      "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in Houston, Texas generally are authorized or required by law or other governmental actions to close.

      "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

      "Certificate" means the Certificate of Incorporation of the Company, as amended (including any certificate of designation establishing a series of preferred stock).

      "Certificate of Designation" means this Certificate of Designation of Series B Preferred Stock.

      "Change of Control Stock Issuance" shall mean any issuance, in a single transaction or series of related transactions, by the Company of shares of Common Stock or Common Stock Equivalents in connection with the acquisition of assets (including cash) or securities by the Company or a Subsidiary of the Company (including by way of a merger of a Subsidiary of the Company with or into a Person), except where (i) the shareholders of the Company immediately prior to such issuance own (in substantially the same proportion relative to each other as such shareholders owned the Common Stock or Voting Stock of the Company, as the case may be, immediately prior to such consummation) (x) more than 50% of the Voting Stock of the Company immediately after such issuance, and (y) more than 50% of the outstanding Common Stock immediately after such issuance; or (ii) the members of the Board immediately prior to entering into the agreement relating to such issuance; or (ii) the members of the Board immediately prior to entering into the agreement relating to such issuance (or if no such agreement is entered into, then immediately prior to the consummation of such issuance) constitute at least a majority of the Board immediately after such issuance, with no agreements or arrangements in place immediately after such consummation that would result in the members of the Board immediately prior to the entering into the agreement relating to such issuance ceasing to constitute at least a majority of the board. In calculating the percentage of the Voting Stock of the Company owned by the shareholders of the Company immediately prior to an issuance of Common Stock or Common Stock Equivalents in which there is more than one class or series of Voting Stock, the percentage of the Voting Stock shall be calculated based on the number of votes eligible to be cast in the election of the directors of the Company generally. In calculating the percentages of Voting Stock and Common Stock owned for the purposes of this definition, such calculation shall be calculated on a basis assuming the exercise or conversion in full of all Common Stock Equivalents and on a basis disregarding all Common Stock Equivalents, and the percentage which results in the lower percentage owned by the shareholders of the Company shall apply in the application of clause (i) above.

     "Common Stock" means the Company's common stock, par value $0.001 per share, and any Capital Stock for or into which such Common Stock hereafter is exchanged, converted, reclassified or recapitalized by the Company or pursuant to a Business Combination to which the Company is a party.

     "Common Stock Equivalents" means (without duplication with any other Common Stock or Common Stock Equivalents) rights, warrants, options, convertible securities or exchangeable securities, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock.

     "Company" means Isolagen, Inc., a Delaware corporation.

     "Conversion Date" is defined in Section 6(E).

     "Conversion Price" means $3.50 per share of Series B Preferred Stock, as adjusted from time to time in accordance with Section 7.

     "Conversion Ratio" is defined in Section 6(D).

     "DGCL" means the General Corporation Law of the State of Delaware, as amended, or any successor statute or other legislation.

     "Dividend Payment Date" is defined in Section 3(A).

     "Dividend Period" is defined in Section 3(A).

     "Excluded Stock" means (i) shares of Series B Preferred Stock issued by the Company as a stock dividend payable in shares of Series B Preferred Stock in accordance with Section 3 or upon conversion of shares of Capital Stock (but not the issuance of such Capital Stock, which will be subject to the provisions of
Section 7(A)(iii)), (ii) shares of Common Stock to be issued to employees, directors, consultants and advisors of the Company pursuant to the Stock Plans in accordance with their respective terms; and (iii) shares of Series A Preferred Stock issued by the Company as a stock dividend payable in shares of Series A Preferred Stock in accordance the Series A Preferred Stock Certificate of Designation or upon conversion of shares of Capital Stock (but not the issuance of such Capital Stock, which will be subject to the provisions of Section 7(A)(iii).

     "Final Mandatory Conversion Date" is defined in Section 6(C).

     "Holder" means a holder of record of Series B Preferred Stock.

     "Issue Date" means with respect to any shares of Series B Preferred Stock the original date of issuance of such shares of Series B Preferred Stock.

     "Junior Securities" means Capital Stock that, with respect to dividends and distributions upon Liquidation, ranks junior to the Series B Preferred Stock.

     "Liquidation" means the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided, however, that a merger or consolidation shall not be deemed a Liquidation nor shall the sale of assets nor requiring shareholder approval be deemed to be a Liquidation.

     "Liquidation Preference" is defined in Section 5.

     "Mandatory Trading Conversion Date" is defined in Section 6(B).

     "Market Price" means, with respect to a particular security, on any given day, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and asked prices regular way, in either case on the principal national securities exchange on which the applicable security is limited or admitted to trading, or if not listed or admitted to trading on any national securities exchange, (1) the closing sale price for such day reported by the Nasdaq Stock Market if such security is traded over-the-counter and quoted in the Nasdaq Stock Market; or
(ii) if such security is so traded, but not so quoted, the average of the closing reported bid and asked prices of such security as reported by the Nasdaq Stock Market or any comparable system; or (iii) if such security is not listed on the Nasdaq Stock Market or any comparable system but is actively traded, the average of the closing bid and asked prices as furnished by two (2) members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price shall be deemed to be the fair value per share of such security as determined by a nationally recognized investment banking firm selected by the Board and reasonably acceptable to the Holders of a majority of the outstanding shares of Series B Preferred Stock.

     "Offering" means the offering of shares of Series B Preferred Stock pursuant to that certain private placement memorandum of the Company, dated March 10, 2003, as amended or supplemented.

     "Parity Securities" means Capital Stock that with respect to dividends or distributions upon Liquidation, is pari passu with the Series B Preferred Stock.

     "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

     "Record Date" is defined in Section 3(A).

     "Securities Act" means the Securities Act of 1933, as amended, or successor statue, and the rules and regulations promulgated thereunder.

     "Senior Securities" means Capital Stock that with respect to dividends or distributions upon Liquidation, ranks senior to the Series B Preferred Stock.

     "Series A Preferred Stock" means the Series A Preferred Stock, par value $0.001 per share, of the Company.

     "Series B Preferred Stock" means the Series B Preferred Stock, par value $0.001 per share, of the Company.

     "Stated Value" is an amount equal to $28.00 per share of Series B Preferred Stock.

     "Stock Plans" means the Company's stock option, stock incentive, restricted stock, employee stock purchase or other similar plans, in each case that have been approved by the Company's shareholders.

     "Subsidiary" of a Person means (i) a corporation, a majority of whose stock with voting power, under ordinary circumstances, to elect directors is at the time of determination, directly or indirectly, owned by such Person or by one or more Subsidiaries of such Person; or (ii) any other entity (other than a corporation) in which such Person or one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has a majority ownership interest or, with respect to a limited partnership, is a general partner of such limited partnership.

     "Trading Day" means a day on which the principal market with respect to the security in question is regularly scheduled to be open for trading, or if there is not such principal market, then a day on which the New York Stock Exchange is regularly scheduled to be open for trading.

     "Voting Stock" of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to vote in the election of the board of directors, managers or trustees of such Person.

     The foregoing definitions will be equally applicable to both the singular and plural forms of the defined terms.

     3.   Dividends and Distributions.

          (A) The holders of Series B Preferred Stock shall be entitled to receive, out of the assets of the Company legally available for that purpose, cumulative preferential dividends in either shares of Series B Preferred Stock at its Stated Value or cash, as determined by the Board in its sole discretion, at a rate per annum of six percent (6%) of the Stated Value (equivalent to $1.68 per share per million) for each share of Series B Preferred Stock, and, except as provided in Section 3(B), no more, to be paid in accordance with the terms of this Section 3. Such dividends shall be cumulative from the Issue Date and shall be payable in arrears, when and as declared by the Board, on December 31 of each year ("Dividend Payment Date"), commencing on the first such Dividend Payment Date following the Issue Date; provided that if any Dividend Payment Date shall not be a Business Day, then the Dividend Payment Date shall be on the next succeeding day that is a Business Day. The period from the Issue Date to the next Dividend Payment Date and each annual period between consecutive Dividend Payment Dates shall hereinafter be referred to as "Dividend Periods." Dividends for the initial Dividend Period shall be pro rated on a daily basic commencing on and including the Issue Date on the basis of a 365-day year. Each such dividend shall be paid to the holder of record of the Series B Preferred Stock as their names appear on the share register of the Company on the corresponding Record Date. As used above, the term "Record Date" means, with respect to the dividend payable on the Dividend Payment Date of each year, the preceding December 15, or such other record date designated by the Board with respect to the dividend payable on such respective Dividend Payment Date not exceeding thirty (30) days preceding such Dividend Payment Date. Dividends on account of arrears for any past Dividend Periods may be declared and paid, together with any accrued but unpaid interest thereon to and including the date of payment, at any time, without reference to any Dividend Payment Date, to holders of record on a date designated by the Board, not exceeding thirty (30) days preceding the payment date thereof, as may be fixed by the Board.

     (B) If, on any Dividend Payment Date, the Company fails to pay dividends, then until the dividends that were scheduled to be paid on such date are paid, such dividends shall cumulate. Dividends for any period less than a full annual Dividend Period or for a period commencing on a Dividend Payment Date and ending on a Conversion Date shall cumulate on a day-to-day basis and shall be computed on the basis of a 365-day year.

     (C) So long as any shares of the Series B Preferred Stock shall be outstanding, (i) the Company shall not declare or pay any dividend whatsoever, whether in cash, property or otherwise, set aside any cash or property for the payment of dividends, or make any other distribution on any Junior Securities (except a dividend or distribution payable solely in shares of Junior Securities); (ii) the Company shall not declare or pay any dividend whatsoever, whether in cash, property or otherwise, set aside any cash or property for the payment of dividends, or make any other distribution on any Parity Securities ranking on parity with the Series B Preferred Stock with respect to dividends or distributions (except a dividend or distribution payable solely in shares of Junior Securities), unless declared and paid pro rata with the Series B Preferred Stock in proportion to the full amount to which they would otherwise be respectively entitled; and (iii) the Company shall not and shall cause its Subsidiaries not to repurchase, redeem or otherwise acquire or set aside any cash or property for the repurchase or redemption of any Junior Securities or Parity Securities, unless in each such case all dividends to which the holders of the Series B Preferred Stock shall have been entitled for all previous Dividend Periods shall have been paid or declared and a sum of money sufficient for the payment thereof shall have been set aside.

4. Voting Rights. The Holders shall have the following voting rights with respect to the Series B Preferred Stock:

     (A) Subject to applicable law, the shares of Series B Preferred Stock shall have no voting rights other than as set forth in this Section 4.

     (B) Holders of shares of the Series B Preferred Stock shall be entitled to vote upon all matters upon which holders of Common Stock and Series A Preferred Stock have the right to vote, and Holders shall have that number of votes on all such matters as is equal to the Conversion Ratio that would apply if such Holder's shares of Series B Preferred Stock were to be converted pursuant to
Section 6(A) as of the record date for the determination of the shareholders entitled to vote on such matters, or, if no such record date is established as of the date such vote is taken or any written consent of shareholders is solicited, such votes to be counted together with all other shares of capital stock having general voting powers and not separately as a class. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series B Preferred Stock held by each Holder could be converted) shall be rounded up to the nearest whole number.

     (C) The consent of the Holders of at least a majority of the Series B Preferred Stock, voting separately as a single class with one (1) vote per share, in person or by proxy, either in writing without a meeting or at an annual or special meeting of shareholders called for the purpose, shall be necessary to:

          (i) amend, alter or repeal, by way of merger or otherwise, any of the provisions of the Certificate so as to authorize, create or issue any shares of Parity Securities or Senior Securities (or amend the provisions of any existing class of Capital Stock to make such class of Capital Stock a class of Parity Securities or Senior Securities);

               (ii)  issue any Parity Securities or Senior Securities; or

               (iii) amend, alter or repeal, by way of merger or otherwise, any of the provisions of (x) the Certificate of Designation or any certificate of designation of terms of any Parity Securities; or (y) the Certificate so as to affect adversely any of the rights, preferences or privileges of the Holders.


     5. Liquidation Preference. In the event of any Liquidation, after payment or provision for payment by the Company of the debts and other liabilities of the Company and the liquidation preference of any Senior Securities that rank senior to the Series B Preferred Stock with respect to distributions on Liquidation, each Holder shall be entitled to receive an amount in cash for each share of the then outstanding Series B Preferred Stock held by such Holder equal to the Stated Value per share, plus an amount equal to all accrued but unpaid dividends thereon, whether or not earnings are available in respect of such dividends or such dividends have been declared, to and including the date full payment is tendered to the Holders with respect to such Liquidation, and no more (such amount being referred to herein as the "Liquidation Preference"), before any distribution shall be made to the holders of any Junior Securities upon the Liquidation of the Company. In case the assets of the Company available for payment to the Holders upon a Liquidation are insufficient to pay the full Liquidation Preference on all outstanding shares of the Series B Preferred Stock and all outstanding Senior Securities or Parity Securities, in each case ranking on parity with the Series B Preferred Stock as to distributions on Liquidation, in the amounts to which the holders of such shares are entitled, then the entire assets of the Company available for payment to the Holders of Series B Preferred Stock and holders of such Senior Securities or Parity Securities will be distributed ratably among the Holders of the Series B Preferred Stock and the holders of such Senior Securities or Parity Securities, based upon the aggregate amount due on such shares upon Liquidation. Written notice of any Liquidation of the Company, stating a payment date and the place where the distributable amounts shall be payable, shall be given by mail, postage prepaid, not less than thirty (30) days prior to the payment date stated therein, to the Holders of record of the Series B Preferred Stock at their respective addresses as the same shall appear on the books of the Company.

     6. Convertible Rights. The Series B Preferred Stock shall be convertible as follows:

          (A) Conversion of Holder's Option. The Holder of any shares of Series B Preferred Stock shall have the right at such Holder's option, at any time prior to either the Mandatory Trading Conversion Date or the Final Mandatory Conversion Date and without the payment of any additional consideration, to convert any or all of such shares of Series B Preferred Stock into a number of fully paid and nonassessable shares of Common Stock for each such share of Series B Preferred Stock equal to the Conversion Ratio, upon the terms hereinafter set forth.

          (B) Mandatory Conversion in the Event of Certain Market Price of Common Stock. If after June 1, 2004 the shares of Common Stock are traded on a nationally recognized exchange, then at such time that the Market Price of shares of Common Stock for a period of twenty (20) consecutive Trading Days, as reported on such exchange, is equal to or greater than $8.00 per share (the "Mandatory Trading Conversion Date"), each outstanding share of Series B Preferred Stock shall, without any action on the part of the Holder of such share or the Company, be converted automatically into a number of full paid and nonassessable shares of Common Stock equal to the Conversion Ratio in effect on the Mandatory Trading Conversion Date.

          (C) Mandatory Conversion on June 1, 2008. On June 1, 2008 (the "Final Mandatory Conversion Date"), each outstanding share of Series B Preferred Stock shall, without any action on the part of the Holder of such share or the Company, be converted automatically into a number of full paid and nonassessable shares of Common Stock equal to the Conversion Ratio in effect on the Final Mandatory Conversion Date.

     (D) Conversion Ratio. In the event of a conversion pursuant to Sections 6(A), (B) or (C), the "Conversion Ratio" shall be a number of shares of Common Stock calculated by dividing (a) the Stated Value plus any accrued and unpaid dividends to and including the applicable Conversion Date by (b) the Conversion Price in effect on the applicable Conversion Date.

     (E) Mechanics of Conversion. The Holder of any shares of Series B Preferred Stock may exercise the conversion right specified in Section 6(A) by surrendering to the Company or any transfer agent of the Company the certificate or certificates representing the shares of Series B Preferred Stock to be converted, accompanied by written notice specifying the number of such shares to be converted. Upon the occurrence of the Mandatory Trading Conversion Date of the Final Mandatory Conversion Date, all of the outstanding shares of Series B Preferred Stock shall be converted automatically without any further action by the Holders of such shares of the Company and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided that the Company shall not be obligated to issue to any such Holder certificates evidencing the shares of Common Stock issuable upon such conversion unless (i) certificates evidencing the shares of Series B Preferred Stock are either delivered to the Company or any transfer agent of the Company; or (ii) the holder notifies the Company or any transfer agent of the Company that the such certificates have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. If the certificates representing shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock are to be issued in a name other than the name on the face of the certificates representing such shares of Series B Preferred Stock, such certificates shall be accompanied by such evidence of the assignment and such evidence of the signatory's authority with respect thereto as deemed appropriate by the Company or its transfer agent. Conversion shall be deemed to have been effected (i) on the date when the notice of an election to convert pursuant to Section 6(A) and certificates representing the shares being converted are actually received by the Company or any transfer agent of the Company; (ii) on the Mandatory Trading Conversion Date; or (iii) on the Final Mandatory Conversion Date, as the case may be. Such dates that conversion shall be deemed to be effective shall be referred to herein as the "Conversion Date." Subject to the provisions of
Section 7(E), as promptly as practicable after the Conversion Date, the Company shall issue and deliver to or upon the written order of such Holder a certificate or certificates for the number of shares of Common Stock to which such Holder is entitled upon such conversion and a check or cash with respect to any fractional interest in a share of Common Stock, as provided in Section 6(F). The person in whose name the certificate or certificates for shares of Common Stock are to be issued shall be deemed to have become a holder of record of such shares of Common Stock on the applicable Conversion Date. Upon conversion of only a portion of the shares covered by a certificate representing shares of Series B Preferred Stock surrendered for conversion pursuant to Section 6(A), the Company shall issue and deliver to or upon the written order of the Holder of the certificate so surrendered for conversion, at the expense of the Company, a new certificate representing the number of shares of Series B Preferred Stock representing the unconverted portion of the certificate so surrendered.

     (F) Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series B Preferred Stock. If more than one (1) share of Series B Preferred Stock shall be surrendered for conversion at any one time by the same Holder, the number of shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any shares of Series B Preferred Stock, the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the Market Price of the Common Stock on the Conversion Date.

          (G) Authorization and Insurance. The Company covenants and agrees that:

               (i) the shares of Common Stock issuable upon any conversion of any shares of Series B Preferred Stock will be deemed to have been issued (i) to the Person exercising such conversion rights under
          Section 6(A) on the Conversion Date or (ii) the record holder of the shares of Series B Preferred Stock to be converted, as reflected on the books and records of the Company or its transfer agent, on the Mandatory Trading Conversion Date or the Final Mandatory Conversion Date, as the case may be, and such Person will be deemed for all purposes to have become the record holder of such shares of Common Stock on the Conversion Date;

               (ii) all shares of Common Stock which may be issued upon any conversion of any Series B Preferred Stock will, upon issuance, be fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof;

               (iii) the Company will take all such action as may be necessary to assure that all shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock may be issued without violation of any applicable law or regulation or of any requirements of any domestic securities exchange upon which securities of the same class may be listed;

               (iv) the Company will not take any action which would result in any adjustment of the Conversion Price if the total number of shares of Common Stock issuable after such action upon conversion of all shares of Series B Preferred Stock, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon the exercise of all outstanding Common Stock Equivalents, would exceed the total number of shares of Common Stock then authorized by the Certificate;

               (v) the Company will at all times reserve and keep available, out of its authorized but unissued shares of Common Stock or out of shares of Common Stock held in its treasury, the full number of shares of Common Stock into which all shares of the Series B Preferred Stock having conversion privileges from time to time outstanding are convertible; and

               (vi) the Company will at no time close its transfer books against the transfer of the Series B Preferred Stock or of any share of Common Stock issued or issuable upon the conversion of the Series B Preferred Stock in any manner which interferes with the timely conversion of the Series B Preferred Stock.

     7. Conversion Price Adjustments. The Conversion Price shall be subject to adjustment from time to time as follows:

          (A) Common Stock Issued at Less than Conversion Price. If the Company issues or sells any Common Stock, other than Excluded Stock, without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to such issuance or sale, the Conversion Price in effect immediately prior to each such issuance or sale will immediately (except as provided below) be reduced to the price determined by multiplying the Conversion Price in effect immediately prior to such issuance or sale, by a fraction, (1) the numerator of which shall be (i) the number of shares of Common Stock outstanding immediately prior to such issuance or sale plus (ii) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such additional shares of Common Stock so issued or sold would purchase at the Conversion Price in effect immediately prior to such issuance or sale and (2) the denominator of which shall be the number of shares of

Common Stock outstanding immediately after such issue or sale. For the purposes of any adjustment of the Conversion Price pursuant to this Section 7(A), the following provisions shall be applicable:

                (i) in the case of the issuance of Common Stock for cash, the amount of the consideration received by the Company shall be deemed to be the amount of the cash proceeds received by the Company for such Common Stock before deducting therefrom any discounts or commissions allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof;

                (ii) in the case of the issuance of Common Stock (otherwise than upon the conversion of shares of Capital Stock or other securities of the Company) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as reasonably determined by the Board, irrespective of any accounting treatment;

                (iii) in the case of the issuance of (a) options, warrants or other rights to purchase or acquire Common Stock, (b) securities by their terms convertible into or exchangeable for Common Stock or (c) options, warrants or rights to purchase such convertible or exchangeable securities:

                        (1) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Common Stock shall be deemed to have been issued at the time such options, warrants or rights are issued and for a consideration equal to the consideration (determined in the manner provided in Section 7(A)(i) and (ii)), if any, received by the Company upon the issuance of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the Common Stock covered thereby;

                        (2) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration (determined in the manner provided in Section 7(A)(i) and (ii)), if any, to be received by the Company upon the conversion or exchange of such securities, or upon the exercise of any related options, warrants or rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof;

                        (3) on any change in the number of shares of Common Stock deliverable upon exercise of any such options, warrants or rights or conversion or exchange of such convertible or exchangeable securities or any change in consideration to be received by the Company upon such exercise, conversion or exchange, but excluding changes resulting from the anti-dilution provisions thereof (to the extent comparable to the anti-dilution provisions contained herein), the Conversion Price as then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants or rights not exercised prior to such change, or of such convertible or exchangeable securities not converted or exchanged prior to such change, upon the basis of such change;

               (4) on the expiration or cancellation of any such options, warrants or rights (without exercise), or the termination of the right to convert or exchange such convertible or exchangeable securities (without exercise), if the Conversion Price shall have been adjusted upon the issuance thereof, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants, rights or such convertible or exchangeable securities on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights, or upon the conversion or exchange of such convertible or exchangeable securities; and

               (5) If the Conversion Price shall have been adjusted upon the issuance of any such options, warrants, rights or convertible or exchangeable securities, no further adjustment of the Conversion Price shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof;

     provided, however, that no increase in the Conversion Price shall be made pursuant to subclauses (1) or (2) of this Section 7(A)(iii),

     (B) Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company shall (1) declare a dividend or make a distribution on its Common Stock in shares of Common Stock, (2) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (3) combine or reclassify the outstanding Common Stock into a smaller number of shares, the Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Holder of any shares of Series B Preferred Stock surrendered for conversion or exchange after such date shall be entitled to receive the number of shares of Common Stock which such holder would have owned or been entitled to receive after such date had such Series B Preferred Stock been converted or exchanged immediately prior to such date. Successive adjustments in the Conversion Price shall be made whenever any event specified above shall occur.

     (C) Business Combinations. In case of any Business Combination in which the holders of shares of Common Stock are entitled to receive stock, securities or property by virtue of their ownership of Common Stock or a reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 7(B)), each share of Series B Preferred Stock shall after the date of such Business Combination or reclassification be convertible into the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable upon conversion of such share of Series B Preferred Stock immediately prior to such Business Combination or reclassification would have been entitled upon such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Holders of the shares of Series B Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Series B Preferred Stock. In determining the kind and amount of stock, securities or the property receivable upon consummation of such Business Combination, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the Holder of the Series B Preferred Stock shall have the right to make a similar election as of the Conversion Date with respect to the number of shares of stock or other securities or property into which the Series B Preferred Stock shall be convertible.

     (D) Rounding of Calculations: Minimum Adjustments. All calculations under this Section 7 shall be made to the nearest one tenth (1/10th) of a cent or to the nearest one hundredth (1/100th) of a share, as the case may be. Any provision of this Section 7 to the contrary notwithstanding, no adjustment in the Conversion Price shall be made if the amount of such adjustment would be less than $0.01, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more. In addition, in no event shall be Conversion Price be adjusted to less than the lesser of $0.01 per share or the par value of the Common Stock.

     (E) Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this Section 7 shall require that an adjustment to the Conversion Price shall become effective immediately after a record date for an event, the Company may defer the following until the occurrence of such event: (1) issuing to the Holder of any share of Series B Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment; and (2) paying to such Holder any amount of cash in lieu of a fractional share of such Common Stock; provided, however, that the Company upon request shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

     (F) Statement Regarding Adjustments. Whenever the Conversion Price shall be adjusted as provided in Section 7 the Company shall forthwith file, at the office of any transfer agent for the Series B Preferred Stock and at the principal office of the Company, a statement showing in reasonable detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each Holder at its address appearing in the Company's records.

     (G) Notices. In the event that the Company shall propose to take any action of the type described in Section 7 (but only if the action of the type described in Section 7 would result in an adjustment in the Conversion Price or a change in the type of securities or property to be delivered upon a conversion or exchange of Series B Preferred Stock), the Company shall give notice to each Holder, in the manner set forth in Section 7(F), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon conversion of shares of the Series B Preferred Stock. In the case of any action which would require the fixing or a record date, such notice shall be given at least ten (10) days prior to the date so fixed, and in case of all other action, such notice shall be given at least fifteen (15) days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

     (H) No Impairment. The Company will not, by amendment of the Certificate or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of Sections 6 and 7 and in taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holders of the Series B Preferred Stock against impairment.

          (l) No Duplication of Adjustments. If any action would require adjustment of the Conversion Price pursuant to more than one of the provisions of this Section 7, only one adjustment shall be made and such adjustment shall be made the adjustment that results in the lowest Conversion Price after giving effect to such adjustment.

     8. Limitations on Series B Preferred Stock. No share or shares of Series B Preferred Stock the Company acquires through conversion, redemption, option, exchange or otherwise will be reissued as Series B Preferred Stock, and all such shares will be canceled, retired and eliminated from the shares of Series B Preferred Stock which the Company will be authorized to issue, and will be restored to the status of authorized but undesignated preferred stock of the Company eligible for designation and reissuance subject to the terms hereof and the Certificate.

     9. Waivers. With the written consent of Holders of a majority of the Series B Preferred Stock, the obligations of the Company and the rights of the Holders under this Certificate of Designation may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely). Upon the effectuation of each such waiver, the Company will promptly give written notice thereof to the Holders who have not previously consented thereto in writing.

     IN WITNESS WHEREOF, this Certificate of Designation has been signed on behalf of the Company by its Chief Executive Officer and attested to by its Chief Financial Officer and Secretary, all as of the 8th day of May, 2003.


                                   ISOLAGEN, INC.


                                   By:  /s/ Michael Macaluso
                                   -----------------------------------------
                                   Michael Macaluso, Chief Executive Officer



ATTEST:

By: /s/ Jeffrey W. Tomz
-----------------------
Jeffrey W. Tomz, Chief Financial Officer and Secretary

                                                         State of Delaware
                                                        Secretary of State
                                                      Division of Corporations
                                                   Delivered 08:15 PM 08/11/2003
                                                     FILED 05:15 PM 08/11/2003
                                                    SRV 030523817 - 2310946 FILE



                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 ISOLAGEN, INC.

                             A DELAWARE CORPORATION


     It is hereby certified that:

          1. The name of the corporation (the "Corporation") is "Isolagen, Inc."

          2. The first Article X of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety and shall read as follows:

                                   "ARTICLE X

     The number of directors of the Corporation shall be set forth in the bylaws of the Corporation, which number may be increased or decreased pursuant to the bylaws of the Corporation. The board of directors is authorized to make, alter or repeal the bylaws of the Corporation. The Board of Directors shall be classified, in respect solely to the time for which they shall severally hold office, by dividing them into three (3) classes, each such class to be as nearly as possible equal in number of directors to each other class. The first term of office of directors of the first class shall expire at the first annual meeting after their election, and thereafter such terms shall expire on each three (3) year anniversary of such date; the term of office of the directors of the second class shall expire on the one (1) year anniversary of the first annual meeting after their election, and thereafter such terms shall expire on each three (3) year anniversary of such one (1) year anniversary; and the term of office of the directors of the third class shall expire on the two (2) year anniversary of the first annual meeting after their election, and thereafter such terms shall expire on each three (3) year anniversary of such two (2) year anniversary. At each succeeding annual meeting, the stockholders shall elect directors for a full term or the remainder thereof, as the case may be, to succeed those whose terms have expired. Each director shall hold office for the term for which elected and until his successor shall be elected and qualify."

          3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provision of Section 242 of the General Corporation Law of the State of Delaware.

          4. The second Article X of the Certificate of Incorporation shall be remembered as "Article XI".

     IN WITNESS WHEREOF, Isolagen, Inc. has caused this Certificate of Amendment of the Certificate of Incorporation to be executed by its authorized officer this 11th day of August, 2003.

                                        ISOLAGEN, INC.



                                        By:  /s/ Jeffrey Tomz
                                             --------------------------------
                                             Name:  Jeffrey Tomz
                                             Title: Chief Financial Officer